                                                                  Rule 424(b)(3)
                                                      Registration No. 333-53819

                  PRICING SUPPLEMENT NO. 2164 DATED JULY 13, 1998
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 16, 1998
                    AND BASE PROSPECTUS DATED JUNE 5, 1998

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $1,620,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           7/16/98


 Maturity Date:                 9/15/1999


 Interest Rate:                 5.730% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


 Agent's Commission:            None


 Form of Note
 (Book-Entry or Certificated): Certificated


 Other Terms:                   None





Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $3,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $1,627,741,000 Series C
have been issued.